UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549



                            FORM 8-K


         CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
             OF THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of Earliest Event Reported):  March 2, 1998





                     INTERGRAPH CORPORATION
    --------------------------------------------------------
     (Exact Name of Registrant as Specified in its Charter)


                             0-9722
                   --------------------------
                    (Commission File Number)


       Delaware                                 63-0573222
-----------------------------   -------------------------------------
(State or Other Jurisdiction     (I.R.S. Employer Identification No.)
  of Incorporation)


     Intergraph Corporation
       Huntsville, Alabama                    35894-0001
----------------------------------------    --------------
(Address of Principal Executive Offices)      (Zip Code)



                         (205) 730-2000
                      -------------------
                       (Telephone Number)








                     INTERGRAPH CORPORATION
                            FORM 8-K
                         March 17, 1998


Item 2: Acquisition or Disposition of Assets.
        -------------------------------------

        On March 2, 1998, the Company closed its transaction with Unigraphics Solutions, Inc. (USI), a subsidiary of Electronic Data Systems Corporation, in which the Company sold certain of the assets of its Solid Edge and Engineering Modeling System product lines for $105 million in cash. The Company anticipates a gain on this transaction of approximately $100 million. Additionally, the Company estimates the sale of this business will result in a reduction of its 1998 revenues by approximately $30 million, if not replaced, and an improvement in its operating results of approximately $5 million, excluding the impact of the estimated $100 million gain on the sale.

        "Solid Edge" and "Engineering Modeling System" (EMS) software are application specific software products developed, marketed, and sold by Intergraph Corporation to end user customers for use in automation of the design of mechanical parts and assemblies. The products are sold by Intergraph through its direct sales force, its international subsidiary companies, and through indirect channels including distributors, business partners, and resellers.

        Under the Agreement, USI purchased from Intergraph certain of the assets of the Solid Edge and EMS product lines, including:

            1) Intellectual property interests, including the
               outright purchase of the Solid Edge and EMS source code, trademarks, and copyrights unique to those products, and license agreements with Intergraph for source code, patents and patent applications, and software development tools common to the acquired products and other products not sold to USI.

            2) Contract rights, including customer contracts
               (except for certain contracts between Intergraph and the United States government and contracts for the sale and maintenance of software used in the design and manufacturing of structural support systems for ships and other marine vessels), distributor, business partner, and reseller contracts, and unfulfilled bids and sales orders with customers.

            3) Inventories and supplies.

            4) Computer hardware, office equipment, and furniture.

            5) Prepaid expenses and other assets.

        In addition, USI extended offers of employment to Intergraph employees directly associated with the Solid
        Edge and EMS product lines.

        Assets specifically retained by Intergraph and thus not included in the agreement of sale include, in addition to those described in 1) and 2) above, accounts receivable attributable to sales of the product lines up to the March 2, 1998 closing date, contracts related to real property associated with the product lines, and certain contracts for third party software utilized in the product lines.

        Liabilities of the product lines assumed by USI are limited to those arising subsequent to the date of closing under the assumed contracts described above. All liabilities arising from the operations of the product lines prior to the closing date, or relating to any of the assets retained, were retained by Intergraph.



Item 7: Exhibits.
       ----------

          Number                  Description
        ----------  -------------------------------------------------
           99(a)      ASSET  PURCHASE  AGREEMENT  BY   AND
                      AMONG  INTERGRAPH CORPORATION AND THE  OTHER
                      SELLING   ENTITIES  SPECIFIED   HEREIN   AND
                      UNIGRAPHICS  SOLUTIONS INC.  AND  THE  OTHER
                      ACQUIRING  ENTITIES  SPECIFIED  HEREIN,  AND
                      EXHIBITS

           99(b)      NON SOLICITATION OF EMPLOYEES AGREEMENT

           99(c)      STATEMENTS OF REVENUE AND DIRECT
                      EXPENSES SOLID EDGE/EMS PRODUCT LINE

           99(d)      LETTER  OF  CONSENT   OF   FOOTHILL
                      CAPITAL CORPORATION

           99(e)      PARTIAL RELEASE OF COPYRIGHTS

           99(f)      PARTIAL RELEASE OF TRADEMARKS








Forward-looking statements

Any statement contained in this current report which is not a historical fact, or which might otherwise be considered an opinion or projection concerning Intergraph Corporation , whether express or implied, is meant as and should be considered a forward looking statement as that term is defined in the Private Securities Litigation Reform Act of 1996. Forward looking statements are based on assumptions and opinions concerning a variety of known and unknown risks, including but not necessarily limited to fluctuations in customer demand, acceptance of new products, changes in technology, product introductions by competitors, and general economic conditions, as well as other risks more completely described in the Company's filings with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K and its Forms 10-Q for the quarters ended March 31, June 30, and September 30, 1997. If any of these assumptions or opinions prove incorrect, any forward looking statements made on the basis of such assumptions or opinions may also prove materially incorrect in one or more respects.


                     INTERGRAPH CORPORATION
                            SIGNATURE


   Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                     INTERGRAPH CORPORATION
                     ----------------------
                          (Registrant)




               By: /s/ John W. Wilhoite
                  -----------------------------
                  John W. Wilhoite
                  Vice President and Controller


               Date: March 17, 1998